Exhibit 23.1

Onestop Assurance PAC Co. Registration No: 201823302D 10 Anson Road #21-14 International Plaza Singapore 079903 Tel: 6883 5647 Email: contact@onestop-audit.com Website: www.onestop-audit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 2026, with respect to the consolidated financial statements of JX Luxventure Group Inc. and its subsidiaries, appearing in its Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ OneStop Assurance PAC

Singapore

October 13, 2026